UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

DAMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39655	37-1957007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street Building 23, Suite 105 Waltham, MA 02453 (Address of principal executive offices, including zip code)

(781) 281-9020 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	DMRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On April 28, 2026, the Board of Directors (the “Board”) of Damora Therapeutics, Inc. (the “Company”) determined that, effective as of May 1, 2026 (the “Effective Time”), Lori Firmani would cease serving as the Company’s Chief Financial Officer. Ms. Firmani had served as the Company’s principal financial officer and principal accounting officer since August 2024, prior to the Company’s acquisition of privately-held Damora Therapeutics, Inc. in November 2025. Subject to Ms. Firmani’s execution and non-revocation of a separation agreement and general release of claims in favor of the Company in a form agreed to by the Company, Ms. Firmani will be entitled to receive separation benefits in accordance with the Company’s Executive Separation Benefits Plan, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2026 (the “Proxy Statement”); however, the base salary continuation and pro-rated target bonus will be paid in a single lump sum, Ms. Firmani will receive a health savings account contribution of $6,000, and all of Ms. Firmani’s outstanding equity awards will be fully accelerated.

Appointment of Principal Financial Officer and Principal Accounting Officer

On April 28, 2026, the Board appointed Brian Burkavage, the Company’s current Senior Vice President, Finance, to serve as the Company’s principal financial officer and principal accounting officer, effective as of the Effective Time.

Brian Burkavage, age 43. Prior to joining the Company in December 2025, Mr. Burkavage served as Senior Vice President, Finance and Chief Accounting Officer and VP, Finance at IO Biotech, Inc. from November 2021 to December 2025. Prior to that, he served as the Controller at Passage Bio, Inc. from 2020 to 2021, and Director of Financial Planning and Analysis at Aclaris Therapeutics, Inc. from 2017 to 2020. Earlier in his career, he spent 11 years at Ernst & Young LLP in roles of increasing responsibility within the financial statement audit practice. Mr. Burkavage earned his B.A. and M.S.A. from the University of Notre Dame and is a licensed Certified Public Accountant.

Mr. Burkavage was not appointed pursuant to any arrangement or understanding between him and any other person. Mr. Burkavage does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Burkavage has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as an officer, Mr. Burkavage will enter into the Company’s standard form of indemnification agreement for its executive officers, a copy which was filed as Exhibit 10.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-249369) filed with the Securities and Exchange Commission on October 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Damora Therapeutics, Inc.

Date: May 4, 2026	By:	/s/ Jennifer Jarrett
Jennifer Jarrett
President and Chief Executive Officer